Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRATION PUBLIC ACCOUNTING FIRM

Capstone 72, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated April 2, 2026, with respect to the consolidated financial statements of Capstone 72, Inc. as of and for the years ended December 31, 2025 and 2024 in this Registration Statement on Form S-11. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Montis CPA Limited

Hong Kong

April 10, 2026